UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2013

Philip Morris International Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (917) 663-2000
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
Filed as part of this Current Report on Form 8-K are the consolidated balance sheets of Philip Morris International Inc. and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of earnings, comprehensive earnings, stockholders’ (deficit) equity and cash flows for each of the three years in the period ended December 31, 2012 (the “Financial Statements”); report of management on internal control over financial reporting; the independent registered public accounting firm’s report on the Financial Statements and the effectiveness of internal control over financial reporting; and the statement regarding computation of ratios of earnings to fixed charges. The Financial Statements, report of management on internal control over financial reporting, and the independent registered public accounting firm’s report will be incorporated by reference in Philip Morris International Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012 and included as an exhibit thereto.

Item 9.01.	Financial Statements and Exhibits.
The Financial Statements, report of management on internal control over financial reporting, together with the independent registered public accounting firm’s report thereon, are included herein.

(d)	Exhibits

12	Statement regarding computation of ratios of earnings to fixed charges.

23	Consent of independent registered public accounting firm.

99.1	Financial Statements.

99.2	Report of management on internal control over financial reporting.

99.3	Report of independent registered public accounting firm.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ JACEK OLCZAK
Name:	Jacek Olczak
Title:	Chief Financial Officer
DATE: February 7, 2013

EXHIBIT INDEX

Exhibit No.	Description

12	Statement regarding computation of ratios of earnings to fixed charges.

23	Consent of independent registered public accounting firm.

99.1	Financial Statements.

99.2	Report of management on internal control over financial reporting.

99.3	Report of independent registered public accounting firm.